SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934
                               (Amendment No. )


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                         Rational Software Corporation
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               (Name of Registrant as Specified in its Charter)

                  International Business Machines Corporation
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                           Filed by International Business Machines Corporation
                                                        Pursuant to Rule 14a-12
                                         of the Securities Exchange Act of 1934

                                Subject Company:  Rational Software Corporation
                                                Commission File No.:  000-12167

General Employment
------------------


Q1. I'd like more detailed information about IBM's benefits and policies. How will this information be provided to me?

A. A team of IBM HR Transition Managers will be working with Rational's HR Managers on-site, at major Rational locations, over the next 90 days to help educate employees about IBM's benefits and policies. This information will help transition Rational employees to IBM employment once the transaction closes. During the weeks of December 16th and January 6th, the teams will be holding two-hour information sessions for employees to provide an overview of IBM benefits and answer questions. Information sessions about the IBM medical, dental & vision plans will be held in early January.

Also in early January, each US based Rational employee will receive a detailed information packet from IBM containing important benefit enrollment information. This packet will be mailed to your home and will contain information about the IBM medical, dental & vision plans offered in your local area which will help you plan for the transition to IBM when the transaction closes. Employees located in smaller sites will be contacted directly by the HR transition teams.

Please also continue to watch the Rational/IBM extranet site for updates. If you have questions specific to your personal situation, feel free to contact your Rational HR Generalist who will work with their IBM counterpart to help provide additional information.

Q2.  Will I receive IBM service credit if I have prior work history with IBM?

A. Given all the different possible employment circumstances, we cannot provide a single answer about prior IBM service credit in this Q&A. The IBM Employee Services Center will be reviewing each case on an individual basis and those affected employees will hear from the Center approximately 2 months after their first day of IBM employment.

Q3. Does our Rational seniority count towards IBM's vacation eligibility, 401(k) vesting, etc.?

A. Rational service will count for purposes of determining vacation eligibility under the IBM Vacation Plan. Rational service will not count for any purposes under the IBM Pension Plan or IBM Future Health Account. Employer matching contributions under the IBM Savings Plan are 100% vested immediately.

Q4. Will there be a new confidentiality/noncompete agreement to sign, and if so is a copy available?

A. IBM will be providing Rational employees with several mandatory employment documents prior to the close, including an agreement concerning confidential information, intellectual property, and other related matters. These documents will be posted on the extranet within the next week. You will be asked to print these documents, sign, and return these documents to your Rational HR Generalist by a date to be provided.

These are similar to the pre-employment documents IBM would request of any newly hired employee in the US. In the unlikely event the close does not occur, these documents will be destroyed. You will learn more about these documents at the employee information sessions being held the week of December 16th and January 6th.

Q5. How does the IBM drug testing policy work? Are current employees tested randomly?

A. Effective June 3, 2002, IBM suspended pre-employment drug testing. Instead, IBM requires each new employee to review and sign the Drug Free Workplace Act of 1988 document, which is one of the mandatory employment documents. This 3-page document explains in detail IBM's substance abuse and drug testing policy.

Q6. Do you know what the policy will be for people who currently work part-time? Will we be allowed to continue our jobs as they are currently defined?

A. IBM encourages flexible work/life programs and some people at IBM work on a part-time basis. The transition to IBM employment will not affect currently approved part-time work schedules at Rational. IBM employees who work a minimum of 20 hours per week and not more than 32 hours per week are considered part-time.

Vacation Time
-------------

Q7. Do we have the option to be paid out for any Rational vacation time carried over to IBM (instead of having to use it)?

A.  There is no provision for a payout of your unused Rational vacation time.

Please see question C13 of the first Q&A document for a description of how you will be expected to use your accrued, unused Rational vacation time will be carried over to IBM after the close.

Q8. I will not be carrying over any Rational vacation time and I will initially receive 2 weeks of vacation per year under the IBM Vacation Plan. I have already made vacation plans in 2003 for the 3 weeks of time I expected under the Rational vacation policy. What should I do?

A. IBM managers have the ability to grant additional time off, with or without pay, to employees at their discretion, based upon employee circumstances. An member of the HR transition team can provide you with more information about the flexibility of IBM's time off policies relative to your personal situation. We also encourage you to discuss your plans for time off with your manager.

Q9. Under the IBM Vacation Plan, if I carry any vacation over to the next calendar year, even if it's 1 day, do I earn vacation at a lower rate the following year? Is the idea that you never have more on the books that what you can earn in a year

A. Under the IBM Vacation Plan, vacation earned but not used is considered excess and is carried over to the following year with a resulting reduction to the following year's vacation

For example: In 2002, an employee uses 10 of 15 vacation days. As a result, the employee will retain the 5 days in 2003 but will earn only 10 new days for 2003 instead of 15 in 2003 so the total is still 15 days

For 2003 and 2004, special rules will apply to vacation days carried over from the Rational vacation policy. Please see question C13 in the first Q&A document for an explanation of how this will work.

Q10.  After closing, how will our vacation time be determined at IBM?

A. After close, you will begin to accrue IBM vacation time in accordance with the IBM Vacation Plan. Your combined Rational and IBM service will be recognized for the purposes of IBM vacation accrual. Refer to the IBM Vacation Accrual table in question C12 of the first Q&A document for more detail. Employees with 5 or more years of combined Rational and IBM service will accrue more than 2 weeks of vacation per year.

Retirement Benefits
-------------------

Q11. I have questions about IBM's retirement benefits, including eligibility guidelines for the Future Health Account. Where can I get answers?

A. Information about IBM's pension plan and Future Health Account will be provided at the employee information sessions being held the weeks of December 16th and January 6th. IBM HR Transition Managers will be present to answer your questions. If you work at a smaller site, the HR Transition teams will be contacting you individually in the coming weeks to answer your questions.

Q12. What will happen to the Rational 401(K) Plan? Will it rollover to the IBM 401(k) plan automatically?

The Rational and IBM benefits teams will be working together to determine the proper handling of the Rational 401(k) Plan after the close. As soon as the team has determined the proper transition plan, it will be communicated to everyone.

Q13. How can I learn more about IBM's 401(k) plan? Does the IBM 401(k) plan allow loans?

A. More information about the IBM Savings Plan will be provided at the employee information sessions being held during the weeks of December 16th and January 6th. The IBM Savings Plan has a loan provision.

Q14.  Are 401(k) deferrals under the IBM plan permitted from commissions?

A. The IBM Savings Plan permits deferrals from your compensation (as defined in the Plan). This includes base salary, variable pay, commissions, sickness and accident payments, vacation pay, and overtime.

Medical, Sickness and Accident

Q15. Does the IBM medical plan cover pre-existing conditions (that is those conditions which exist on the date I begin coverage under the IBM medical plan)?

A. Yes, pre-existing conditions are covered under all of IBM's medical plan options.

Q16,  Does IBM offer Kaiser? Who will our health insurance carriers be?

A. IBM offers a comprehensive and competitive array of medical benefits options giving you the choice and flexibility to design a program that meets your needs.You will be provided with the list of the medical plan options IBM offers in your area based on the zip code of your residence. A home mailing with full particulars will be mailed to your home address in early January.

Q17. Where can I get more information about IBM's benefits for short-term sicknesses and long-term disability?

A. Short-term sicknesses -
--------------------------

If you can't work because of a sickness or accident, you can continue to receive 100% of your regular salary for a maximum of 52 weeks in a period of 24 consecutive months under the IBM Sickness and Accident (S&A) Benefits Plan s long as you remain eligible. Eligible employees participate in the plan as of their first day at work as an IBM employee.

Long-term Disability Plan
-------------------------

The IBM Long-Term Disability Plan provides benefits if you become permanently disabled and unable to work -- payments that can continue until you reach age 65, as long as you remain eligible. Plan benefits begin after the exhaustion of your IBM Sickness and Accident benefits. The benefit is 66 2/3 percent of your regular salary (when combined with other sources of disability income)

Information about IBM's benefits for short-term sicknesses and long-term disability will be provided at the employee information sessions held the week of December 16th and January 6th. We also anticipate providing more detailed IBM benefit and policy information in January.



In connection with the merger, Rational has filed preliminary proxy materials and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF RATIONAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations, Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014 (Telephone: (408) 863-9900). In addition, documents filed with the SEC by Rational are available free of charge at the SEC's web site at www.sec.gov.

     Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Rational in connection with the transaction, and their interests in the solicitation, is set forth in the preliminary proxy materials that were filed by Rational with the SEC on December 11, 2002.

Forward-Looking Statements

     Except for historical information contained herein, statements contained in this document may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee relations and other risks concerning IBM and Rational and their respective operations that are detailed in the periodic filings with the SEC of IBM and Rational, including their most recent filings on Form 10-K or Form 10-Q.